PRESS RELEASE

Contact:	Mark E. Hood Chief Financial Officer

Phone:	314-633-7255

Panera Bread Company to Speak at Three Investor Conferences in March

St. Louis, MO, February 27, 2004 — Panera Bread Company (NASDAQ: PNRA) will be speaking at three investor conferences during March. The first conference where they will be speaking is the Raymond James 25th Annual Institutional Investors Conference on March 2nd at 4:00 Eastern Time in Orlando. The second conference where Panera will speak is the JP Morgan Small Cap Conference on March 11th at 10:00 A.M. Mountain Time in Denver. The third conference where Panera will speak is the Banc of America Securities 5th Annual Consumer Conference at 3:30 P.M. Eastern Time on March 31st, 2004 in New York City.

Each of the conferences will be web cast and a replay will be accessible from the Company’s website at www.panera.com.

Panera Bread Company owns and franchises bakery-cafes under the Panera Bread and Saint Louis Bread Co. names. The Company is a leader in the emerging specialty bread/cafe category due to its unique bread combined with a quick, casual dining experience. Additional information is available on the Company’s website, www.panerabread.com.